UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2009
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

- more -

Item 1.01.	Entry into a Material Definitive Agreement
On January 27, 2009, XATA Corporation (“Xata” or the “Company”) and Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P. and Platinum Transportation Principals, LLC (collectively “Platinum”) entered into an Amendment to certain promissory notes (the “Notes”) previously issued by the Company on January 31, 2008 in connection with the Company’s acquisition of Geologic Solutions, Inc. The Notes were previously described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 6, 2008. The Notes were originally issued to Platinum in the total principal amount of $2,000,000 with interest at 11% per annum and have a current principal balance of $1,750,000. Under the terms of the Notes, XATA was required pay the entire principal balance and accrued interest due on January 31, 2009 (the “Maturity Date”). Under the terms of the Amendment the Maturity Date was extended to February 18, 2009. All other terms of the Notes remained unchanged.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2009	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg General Counsel